UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NCS Multistage Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NCS Multistage Holdings, Inc.

NOTICE & PROXY

STATEMENT

2024 Annual Meeting of Stockholders

May 23, 2024 at 9:00 a.m., Central Time

19350 State Highway 249, Suite 600, Houston, Texas 77070

NCS MULTISTAGE HOLDINGS, INC.

19350 STATE HIGHWAY 249, SUITE 600, HOUSTON, TEXAS 77070

April 10, 2024

To our stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of NCS Multistage Holdings, Inc. at 9:00 a.m., Central Time, on May 23, 2024, at our offices at 19350 State Highway 249, Suite 600, Houston, Texas 77070.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting and provide details regarding how to attend the meeting.

We are providing access to our proxy materials over the Internet under the United States Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement and our 2023 Annual Report to Stockholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how you can receive a paper copy of our proxy materials, including this Proxy Statement, our 2023 Annual Report to Stockholders, and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they previously have requested delivery of proxy materials electronically.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials in the mail or by email, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person at the Annual Meeting, even if you have previously submitted your proxy, as your proxy is revocable at your option.

Thank you for your support and continued interest in NCS Multistage Holdings, Inc.

Sincerely,

Ryan Hummer

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2024

Meeting Information

Date: May 23, 2024

Time: 9:00 a.m., Central Time

Location: 19350 State Highway 249, Suite 600, Houston, Texas 77070

Record Date: April 1, 2024

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of NCS Multistage Holdings, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held at 9:00 a.m., Central Time, on May 23, 2024, at our offices at 19350 State Highway 249, Suite 600, Houston, Texas 77070, for the following purposes:

•

To elect Michael McShane, Gurinder Grewal and Valerie Mitchell as Class I Directors to serve until our 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•	To approve, on an advisory basis, the compensation of our named executive officers.

In addition, we will consider the transaction of any other business properly brought at the Annual Meeting or any adjournment or postponement thereof. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Holders of record of our common stock, $0.01 par value, at the close of business on April 1, 2024, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. For a period of 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the meeting will be available for inspection during ordinary business hours at the offices of the Company at 19350 State Highway 249, Suite 600, Houston, Texas 77070.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Executive Vice President, General Counsel and Secretary

This Notice of Annual Meeting and Proxy Statement and Form of Proxy

are being distributed and made available on or about April 10, 2024.

TABLE OF CONTENTS

Proxy Statement	1
Proposals	1
Recommendations of the Board	1
Information About This Proxy Statement	2

Questions and Answers About the 2024 Annual Meeting of Stockholders	3

Proposal 1: Election of Directors	7
Nominees for Class I Directors (Terms to Expire at the 2024 Annual Meeting)	8
Continuing Members of the Board: Class II Directors (Terms to Expire at the 2025 Annual Meeting)	9
Continuing Members of the Board: Class III Directors (Terms to Expire at the 2026 Annual Meeting)	10

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	11

Proposal 3: Advisory Vote on Named Executive Officer Compensation	12

Report of the Audit Committee of the Board of Directors	14

Independent Registered Public Accounting Firm Fees and Other Matters	15

Corporate Governance	16
General	16
Board Composition	16
Director Independence	17
Controlled Company Exemption	17
Director Candidates	17
Qualification and Background of Directors	18
Board Diversity	18
Communications with Stockholders	18
Board Leadership Structure and Role in Risk Oversight	18
Attendance by Members of the Board of Directors at Meetings and Executive Sessions	19

Committees of the Board	20
Audit Committee	20
Compensation, Nominating and Governance Committee	21

Security Ownership of Certain Beneficial Owners and Management	22

Certain Relationships and Related Person Transactions	24

Executive Officers	25

Executive Compensation	26

Other Items	36
Compensation, Nominating and Governance Committee Interlocks and Insider Participation	36
Stockholders’ Proposals	36
Discretionary Voting of Proxies on Other Matters	36
Solicitation of Proxies	36
NCS Multistage Holdings, Inc.’s Annual Report on Form 10-K	37

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of NCS Multistage Holdings, Inc. (“we,” “us,” “our,” “NCS” or the “Company”) of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 19350 State Highway 249, Suite 600, Houston, Texas 77070 on May 23, 2024, at 9:00 a.m., Central Time, and at any continuation, postponement or adjournment of the Annual Meeting. Holders of record of shares of our common stock, $0.01 par value (“Common Stock”), at the close of business on April 1, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting.

As of the Record Date, there were approximately 2,485,708 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about April 10, 2024 to holders of our stock on the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 23, 2024. This Proxy Statement and our 2023 Annual Report are available at http://www.proxyvote.com. You will need your 16-digit control number to access and view these materials.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

•

To elect Michael McShane, Gurinder Grewal and Valerie Mitchell as Class I Directors to serve until our 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•	To approve, on an advisory basis, the compensation of our named executive officers.

In addition, we will consider the transaction of any other business properly brought at the Annual Meeting or any adjournment or postponement thereof.

We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. The Board of Directors recommends that you vote:

•	FOR the election of Michael McShane, Gurinder Grewal and Valerie Mitchell as Class I Directors;
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

INFORMATION ABOUT THIS PROXY STATEMENT

Why You Received This Proxy Statement. You are viewing or have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting, which will be held at 19350 State Highway 249, Suite 600, Houston, Texas 77070 on May 23, 2024. As a stockholder, you are invited to participate in the Annual Meeting and to vote on the business items described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this Proxy Statement and our 2023 Annual Report available to our stockholders electronically via the Internet. On or about April 10, 2024, we sent to our stockholders by mail or email a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report and to vote online. If you received an Internet Notice, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you how to access and review all of the information contained in the Proxy Statement and the 2023 Annual Report. The Internet Notice also instructs how you may submit your proxy over the Internet. If you received an Internet Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice. In addition, the Internet Notice contains instructions on how you may request proxy materials in printed form by mail or electronically on an ongoing basis.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Alternatively, stockholders sharing an address who are receiving multiple copies of the proxy materials or Internet Notice, as applicable, may request to receive a single copy of such materials in the future. Instructions for making these requests are provided below under “Questions and Answers about the 2024 Annual Meeting of Stockholders.”

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Who Is Entitled to Vote at the Annual Meeting?

Each holder of shares of Common Stock issued and outstanding as of the close of business on April 1, 2024 (the Record Date for the Annual Meeting) is entitled to cast one vote per share on items being voted on at the Annual Meeting. You may vote all shares owned by you as of that time, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. At the close of business on the Record Date, there were 2,485,708 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

What Is the Difference Between Being a “Record Holder” and Holding Shares in “Street Name” as a Beneficial Owner?

A record holder holds shares in his or her own name. Shares held in “street name” means shares that are held in the name of a broker, trustee or other nominee on a person’s behalf. If your shares are held in “street name” you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote. You may also vote your shares during the Annual Meeting. Most of our stockholders are beneficial owners who hold their shares in street name rather than directly in their own name.

Am I Entitled to Vote If My Shares Are Held in “Street Name”?

Yes. If you are a beneficial owner whose shares are held in street name you have the right to direct your broker, trustee or other nominee how to vote your shares, and the nominee is required to vote your shares in accordance with your instructions. You may also vote your shares during the Annual Meeting by attending the Annual Meeting and voting your shares at that time.

How May I Obtain a Paper Copy of the Proxy Materials?

Stockholders receiving an Internet Notice will find instructions about how to obtain a paper copy of the proxy materials on their Internet Notice. Stockholders receiving an Internet Notice by email will find instructions about how to obtain a paper copy of the proxy materials as part of that email. All stockholders who do not receive an Internet Notice or an email will receive a paper copy of the proxy materials by mail.

I Share an Address with Another Stockholder, and We Received Only One Paper Copy of the Proxy Materials or Internet Notice. How May I Obtain an Additional Copy?

If you share an address with another stockholder, you may receive only one paper copy of the proxy materials or Internet Notice, as applicable, unless you have provided contrary instructions. If you are a beneficial owner and wish to receive a separate set of proxy materials or Internet Notice, please request the additional copy by contacting your individual broker, trustee or other nominee. If you are a stockholder of record and wish to receive a separate set of the proxy materials or Internet Notice, please contact Broadridge Financial Solutions, Inc. (“Broadridge”) at the following address: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or call Broadridge at 1-866-540-7095.

In addition, all stockholders also may write to us at the address below to request a separate set of proxy materials or Internet Notice, as applicable:

NCS Multistage Holdings, Inc.

19350 State Highway 249, Suite 600

Houston, Texas 77070

Attn: Secretary

I Share an Address with Another Stockholder, and We Received More Than One Paper Copy of the Proxy Materials or Internet Notice. How Do We Obtain a Single Copy in the Future?

Beneficial owners of shares held through a broker, trustee or other nominee sharing an address who are receiving multiple copies of the proxy materials or Internet Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact your individual broker, trustee or other nominee. Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or Internet Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at the following address: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or call Broadridge at 1-866-540-7095.

How Can I Attend the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a NCS Multistage Holdings, Inc. stockholder or joint holder as of the close of business on April 1, 2024, or if you hold a valid proxy for the Annual Meeting.

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. If you hold your shares in street name, you may also need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

How Many Shares Must Be Present to Hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the shares entitled to vote on the Record Date will constitute a quorum.

What If a Quorum Is Not Present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

How Do I Vote?

Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting. There are three ways to vote by proxy:

VIA THE INTERNET

Stockholders who have received an Internet Notice by mail may submit proxies over the Internet by following the instructions on the Internet Notice. Stockholders who have received an Internet Notice by email may submit proxies over the Internet by following the instructions included in the email. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

BY TELEPHONE

Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received an Internet Notice by mail must have the control number that appears on their Internet Notice available when voting. Stockholders of record who received an Internet Notice by email must have the control number included in the email available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or other nominee. Those stockholders should check the voting instruction card for telephone voting availability.

BY MAIL

Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, or 10:59 p.m., Central Time, on May 22, 2024.

You can also vote at the Annual Meeting. You will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Can I Change My Vote After I Submit My Proxy?

Yes. If you are the stockholder of record, you may change your vote by: (1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Secretary at our offices at NCS Multistage Holdings, Inc., 19350 State Highway 249, Suite 600, Houston, Texas 77070, prior to your shares being voted; or (3) participating in the Annual Meeting and voting your shares during the Annual Meeting. Participation in the Annual Meeting will not cause your previously submitted proxy to be revoked unless you specifically make that request.

For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in the Annual Meeting and voting your shares during the Annual Meeting.

What Is the Deadline for Voting My Shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close during the Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

What Does It Mean If I Receive More Than One Internet Notice or More Than One Set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the proxy card in the enclosed envelope.

Who Will Count the Votes?

The person appointed as inspector of election will tabulate and certify the votes.

Is My Vote Confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the votes; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to management for review.

What If I Do Not Specify How My Shares Are to Be Voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.

Will Any Other Business Be Conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How Many Votes Are Required for the Approval of the Proposals to Be Voted upon and How Will Abstentions and Broker Non-Votes Be Treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect on this proposal.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast.	Abstentions will have no effect on this proposal. Brokers have discretion to vote on this proposal.
Proposal 3: Approval of the Advisory Vote on Named Executive Officer Compensation	The affirmative vote of a majority of the votes cast.	Abstentions and broker non-votes will have no effect on this proposal.

What Is an Abstention and How Will Votes Withheld and Abstentions Be Treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of all of the other proposals represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. However, votes withheld and abstentions will otherwise have no effect on the proposals.

What Are Broker Non-Votes and Do They Count for Determining a Quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes are included to determine whether a quorum is present. However, on the proposals regarding the election of directors and the approval of the advisory vote on named executive officer compensation, broker non-votes will have no effect on the proposal.

Where Can I Find the Voting Results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results on a Current Report on Form 8-K, which we will file with the SEC shortly after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, three Class I directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term will expire at the Annual Meeting; Class II, whose term will expire at the 2025 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2026 Annual Meeting of Stockholders.

We currently have eight directors on our Board. The current Class I directors are Michael McShane, Gurinder Grewal and Valerie Mitchell, the current Class II directors are David McKenna and Robert Nipper, and the current Class III directors are W. Matt Ralls, John Deane and Ryan Hummer. Matthew Fitzgerald served as a Class II director until his retirement on March 31, 2024.

As indicated in our Second Amended and Restated Certificate of Incorporation (as amended by our Certificate of Amendment, effective as of December 1, 2020, our “Certificate of Incorporation”) our Board consists of such number of directors as determined from time to time by resolution adopted by a majority of the Board then in office. Any vacancies on the Board and any additional directorships resulting from an increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Because Advent International Corporation (“Advent”) controls a majority of the voting power of our Common Stock, it controls the election of our directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares represented by the proxy to elect as Class I directors the persons whose names and biographies appear below as nominees to the Board. All of the persons whose names and biographies appear below are currently serving as our directors. If any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Vote Required. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I director nominees.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election as Class I directors and their principal occupations and business experience, for at least the past five years are as follows:

MICHAEL MCSHANE

Mr. McShane (age 69) has served as the Chairman of our Board since February 2017 and as one of our directors since December 2012. From 2009 to 2014, Mr. McShane served as an Operating Partner for Advent in the oil and natural gas services and equipment sector. Prior to his engagement with Advent, Mr. McShane was the Chairman and Chief Executive Officer of Grant Prideco Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President—Finance and Chief Financial Officer of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and natural gas operators. Mr. McShane currently serves on the board of directors of Forum Energy Technologies, Inc. and previously served on the boards of directors of Enbridge Inc., Superior Energy Services, Inc. and Oasis Petroleum Inc. We believe that Mr. McShane’s management experience and broad experience in the energy industry qualify him to serve as one of our directors.

GURINDER GREWAL

Mr. Grewal (age 46) has served as one of our directors since December 2012. Since September 2022, he is the managing partner of 42 North Renewables and he was previously the senior vice president of strategy at Rapid Micro Biosystems, a position he held from March 2021 through August 2022. Prior to joining Rapid Micro Biosystems, Mr. Grewal was a managing director at Advent, from 2009 through February 2021, where he focused on investments in the energy and industrial sectors. Prior to joining Advent, Mr. Grewal was a vice president at Bain Capital where he was involved in investments in several large companies in the industrial, media and retail sectors. He previously served on the boards of Culligan International Group, BOS Solutions Ltd., Oleoducto Central S.A. (Ocensa), Quala and RGL Reservoir Management Inc. Mr. Grewal received an H.B.A. from the Richard Ivey School of Business at the University of Western Ontario and an M.B.A. from Harvard Business School. We believe that Mr. Grewal’s experience in the private equity and energy industries qualify him to serve as one of our directors.

VALERIE MITCHELL

Ms. Mitchell (age 52) has served as one of our directors since August 2019. She is the President of Troy Energy, a position she has held since March 2020. She also serves on the board of directors, and on the Reserves Committee, of Freehold Royalties since June 2022. Previously, Ms. Mitchell served as the Chief Executive Officer and member of the board of directors of Corterra Energy LLC from December 2016 through November 2019. Prior to that, she served in various positions with Newfield Exploration Company from 2004 through 2016, including as the Vice President, Mid-Continent from February 2015 through August 2016, Vice President, Corporate Development from May 2014 through January 2015 and General Manager, Mid-Continent Region from December 2011 through April 2014. She holds a B.S. in Chemical Engineering from the University of Missouri. Ms. Mitchell has over 15 years of operational leadership experience in the oil and natural gas industry. We believe that Ms. Mitchell’s management experience and expertise in the oil and natural gas industry qualify her to serve as one of our directors.

CONTINUING MEMBERS OF THE BOARD: CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)

The current members of the Board of Directors who are Class II directors and their principal occupations and business experience, for at least the past five years are as follows:

DAVID MCKENNA

Mr. McKenna (age 56) has served as one of our directors since December 2012. He retired from his position as the managing partner of Advent in April 2022, where he coordinated the firm’s investment efforts in the North American industrial sector. Mr. McKenna joined Advent in 1992 and for eight years held various positions, including head of the firm’s Hong Kong office. In 2000, he joined Bain Capital, where he spent three years as a senior dealmaker working on large investments in the industrial, retail and consumer sectors before rejoining Advent in 2003. Mr. McKenna previously served on the boards of Serta Simmons Bedding LLC, ABC Supply Co. Inc., Aspen Technology Inc., Boart Longyear Limited, BOS Solutions Ltd., Bradco Supply, Culligan International Group, Keystone Automotive Operations Inc. and RGL Reservoir Management Inc. He holds an A.B. in English from Dartmouth College. We believe that Mr. McKenna’s experience at Advent and experience as a director of numerous private and public companies qualify him to serve as one of our directors.

ROBERT NIPPER

Mr. Nipper (age 60) has served as one of our directors since December 2012. Mr. Nipper co-founded NCS and served as our Chief Executive Officer from November 2016 until November 2022 and from December 2012 until April 2016. He previously served as our Executive Chairman from April 2016 until February 2017. He has more than 30 years of industry experience and has invented several patented technologies relating to downhole oil and natural gas and geothermal service equipment. Prior to founding NCS, Mr. Nipper spent 18 years with Tri-State Oil Tools Inc. and Baker Hughes, including various operations and sales management positions. Prior to leaving Baker Hughes, he held the position of North American Marketing Manager. We believe Mr. Nipper’s extensive experience as the co-founder of NCS and over 30 years of industry experience provide insight and informational knowledge about our company and qualify him to serve as one of our directors.

CONTINUING MEMBERS OF THE BOARD: CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)

The current members of the Board of Directors who are Class III directors and their principal occupations and business experience, for at least the past five years are as follows:

W. MATT RALLS

Mr. Ralls (age 74) has served as one of our directors since March 2017. Mr. Ralls previously served as Executive Chairman of Rowan Companies plc from April 2014 to April 2016, its Chief Executive Officer from January 2009 until April 2014, and its President and Chief Executive Officer from January 2009 to April 2013. Mr. Ralls served as Senior Vice President and Chief Financial Officer from 2001 to 2005 and as Executive Vice President and Chief Operating Officer of GlobalSantaFe Corporation from 2005 until the completion of the merger of GlobalSantaFe with Transocean, Inc. in 2007. Mr. Ralls previously served on the boards of directors of Cabot Oil & Gas Corporation, Pacific Drilling, S.A., Superior Energy Services, Inc. and Rowan Companies plc as well as the boards of the American Petroleum Institute, the National Oceanic Industries Association and the International Association of Drilling Contractors. We believe that Mr. Ralls’ boardroom experience and broad management experience in the oil and natural gas industry qualify him to serve as one of our directors.

JOHN DEANE

Mr. Deane (age 72) has served as one of our directors since December 2012 and served as Chairman of the Board from December 2012 to April 2016. Mr. Deane previously served on the board of directors of Variperm Energy Services and RGL Reservoir Management Inc. From 2009 to 2016, Mr. Deane served as an Operating Partner for Advent in the oil and natural gas industry, primarily in the services sector. Prior to his engagement with Advent, Mr. Deane served as President of ReedHycalog, L.P., Vice President of Schlumberger Limited, President of Hycalog and numerous executive and technical positions with Reed Tool Co. and Camco Intl. Mr. Deane has over 40 years of experience in the oil and natural gas industry, specializing in drilling technology. Mr. Deane holds a B.S. in Physics from the Colorado School of Mines. We believe that Mr. Deane’s management experience and expertise in the oil and natural gas industry qualify him to serve as one of our directors.

RYAN HUMMER

Mr. Hummer (age 46) is our Chief Executive Officer and has served as a member of our Board since November 2022. He previously served as our Chief Financial Officer and Treasurer from March 2020 until November 2022 and our Chief Financial Officer from November 2016 until March 2020. Prior to the Chief Financial Officer role, Mr. Hummer previously served as Executive Vice President, Corporate Development from August 2015 until November 2016 and as Vice President, Corporate Development from July 2014 until August 2015. Prior to joining us, Mr. Hummer served as Director, Investment Banking at Lazard Freres & Co. from January 2011 to April 2014, during which time he advised clients on a broad range of transactions, including mergers & acquisitions, restructuring and debt and equity capital raises. Mr. Hummer holds a B.S. in Economics from the Wharton School of the University of Pennsylvania. We believe Mr. Hummer’s experience with the Company and in the industry provides insight and informational knowledge about our company and qualify him to serve as one of our directors.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and we have highlighted particularly noteworthy attributes for each Board member in the individual biographies above. There are no family relationships between or among our directors and executive officers.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of GT is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

GT also served as our independent registered public accounting firm for the years ended December 31, 2023 and 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of GT is expected to attend the Annual Meeting to respond to appropriate questions from stockholders and will be afforded the opportunity to make a statement at the Annual Meeting, if he or she desires to do so.

If the appointment of GT is not ratified by the stockholders, the Audit Committee will consider this fact and reconsider the appointment of the independent auditors for the year ending December 31, 2024. Even if the appointment of GT is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company and our stockholders.

Vote Required. This proposal requires the approval of the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect with respect to this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of GT, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board of Directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). Inclusion of a “say-on-pay” proposal is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and provides our stockholders the opportunity to express their views regarding the compensation of our named executive officers.

Our executive officer compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success, and ensure alignment of such persons with stockholders. We believe our executive officer compensation programs also are structured appropriately to support our Company and business. Under this program, our officers are rewarded for their service to the Company and the realization of increased stockholder value. Please read the “Executive Compensation” section below for additional details about our executive officer compensation program, including information about the fiscal year 2023 compensation of our named executive officers.

The Compensation, Nominating and Governance Committee continually reviews our compensation program to ensure the program is designed to reward executives for long-term strategic management and the enhancement of stockholder value and comports with current market practices. We believe our executive compensation program achieves the following objectives:

•	Attract, motivate, and retain executives required to achieve corporate strategic plans;
•	Reward outstanding performance in achieving these goals without subjecting us to excessive or unnecessary risk; and
•	Align the interests of executives with the long-term interests of stockholders.

The Compensation, Nominating and Governance Committee evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

What We Do	What We Don’t Do
Performance-based compensation	NO “single-trigger” change of control severance payments
Balance of short-and long-term incentives	NO guaranteed bonuses with cap of 200% of target for executives
Robust stock ownership guidelines	NO significant compensation in the form of perquisites for executives
Consider peer group reports when establishing compensation	NO evergreen provisions or liberal share recounting in the equity incentive plan
Maintain Nasdaq compliant incentive-based recovery policy	NO excise tax gross-ups
Independent compensation consultant	NO repricing of underwater options

The Company’s compensation program for its named executive officers has been thoughtfully designed to support the Company’s long-term business strategies and drive creation of stockholder value.  The Compensation, Nominating and Governance Committee designed the program to strike a balance of incentivizing necessary short-term tactical measures with the continued cultivation of longer-term corporate opportunities. Specifically, the program consists of performance-based compensation and long-term incentives, including:

•

Annual Cash Incentive Bonus Aligned with Performance. The Company’s annual cash incentive bonus was measured based on the generation of Adjusted EBITDA, a measure of profitability, for the year as well as a personal performance component, which depended on the executive’s achievement of personal goals. The annual cash incentive bonus also contained a minimum level requirement whereby if the minimum Adjusted EBITDA level is not met, there would be no annual cash incentive award earned, and a maximum level cap of 200% of the target bonus. For 2023, the Company did not meet the minimum level requirement, and thus no annual cash incentive award was earned by executives.

•

Long-Term Incentives Linked to Shareholder Value. Long-term incentive awards comprise the largest portion of pay for our named executive officers. The Company’s long-term incentive awards consist of restricted stock units, equivalent stock units and performance stock unit awards, which reward the named executive officers for financial returns, absolute stock price appreciation, and relative shareholder return performance. Performance stock units are tied to the Company’s Total Shareholder Return (“TSR”) relative to the performance peer group over a performance period of three years.

We are asking our stockholders to indicate their support for the named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of NCS Multistage Holdings, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in its Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our stockholders and to the extent there is any meaningful vote against the named executive officer compensation as disclosed in this Proxy Statement, we will review our stockholders’ concerns and the Board and Compensation, Nominating and Governance Committee will consider actions to address those concerns.

Vote Required. This proposal requires the approval of the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect with respect to this proposal. Brokers do not have discretionary authority to vote on the advisory vote on named executive officer compensation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Approval of the Advisory Vote on Named Executive Officer Compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the written disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. Based on the foregoing discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Matthew Fitzgerald (Chairman) (through his retirement from the Board on March 31, 2024)

Michael McShane (Chairman) (joined the Audit Committee on April 1, 2024)

W. Matt Ralls
Valerie Mitchell

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of GT, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	Fiscal 2023	Fiscal 2022
Audit Fees	$601,476	$567,164
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$601,476	$567,164

Audit Fees. Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

Tax Fees. Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning and tax advice.

All Other Fees. All other fees not otherwise included above.

Audit Committee Pre-Approval Policy and Procedures. Our Audit Committee’s charter provides that the Audit Committee must consider and, in its discretion, pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm. The Audit Committee may delegate authority to one or more subcommittees of the Audit Committee consistent with law and applicable rules and regulations of the SEC and Nasdaq.

For the year ended December 31, 2023, all fees of GT were reviewed and pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Compensation, Nominating and Governance Committee and Audit Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at http://ir.ncsmultistage.com, or by writing to our Secretary at our offices at NCS Multistage Holdings, Inc., 19350 State Highway 249, Suite 600, Houston, Texas 77070.

Code of Business Conduct and Ethics. We have a Code of Business Conduct and Ethics that applies to our employees, officers and directors, and all subsidiaries and entities controlled by us. A copy of the code is available in the “Corporate Governance” section of the “Investors” page of our website located at http://ir.ncsmultistage.com. Any amendments to or waivers from our code for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be disclosed on our website promptly following the date of such amendment or waiver.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines in accordance with the Nasdaq corporate governance rules that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including: the duties and responsibilities of the Board; director independence; Board leadership structure; executive sessions; Chief Executive Officer evaluations; management development and succession planning; director nomination, qualification and election; director orientation and continuing education; Board agenda, materials, information and presentations; director access to company employees and independent advisers; Board communication with stockholders and others; director compensation; and annual board and committee performance evaluations. A copy of our Corporate Governance Guidelines is posted in the “Corporate Governance” section of the “Investors” page of our website located at http://ir.ncsmultistage.com.

Information Security. Maintaining and protecting the Company’s information and trade secrets is of utmost importance. The Board monitors cybersecurity related matters and periodically receives an information technology and cybersecurity update from management during the year. During these meetings, management presents to the Board programs being implemented to mitigate cybersecurity risks. The Company works with outside subject matter experts to assist in analyzing and improving potential cybersecurity weaknesses. In addition, employees are provided with online training courses to build awareness around potential cybersecurity scams and tested periodically to maintain their focus in this important area. The Company maintains cybersecurity insurance to defray costs associated with an information security breach, should one occur.

ESG Framework. During 2023, the Board continued its focus on environmental, social and corporate governance (“ESG”) priorities. In addition to maintaining robust Anti-Bribery, Export-Import Sanctions, Code of Conduct and related corporate governance policies, the Company, with the Board’s approval, issued its first ESG report in 2023. We strive to align our business strategies with our mission to support our environment, and stakeholders, including employees, vendors, customers, and communities.

Adoption of New Incentive-Based Compensation Policy. We have adopted a policy on incentive compensation-based recovery, which meets the requirements of Nasdaq listing standards and Section 10D of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). The policy requires the recoupment of incentive-based compensation paid to certain current and former executive officers in the event that the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the securities laws. The Policy is administered by the Compensation, Nominating and Governance Committee of the Board.

BOARD COMPOSITION

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of eight members: Michael McShane, John Deane, Gurinder Grewal, David McKenna, W. Matt Ralls, Valerie Mitchell, Robert Nipper and Ryan Hummer. As indicated in our Certificate of Incorporation, our Board consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole director if only one director then remains in office.

Our Board is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Because Advent controls a majority of the voting power of our Common Stock, it controls the election of our Directors.

DIRECTOR INDEPENDENCE

Even though we qualify as a “controlled company” under the applicable Nasdaq listing rules (as described below), we have a majority of independent directors serving on our Board of Directors. Our Audit Committee and our Compensation, Nominating and Governance Committee are each composed entirely of independent directors, satisfying the applicable Nasdaq and SEC requirements. Our Board has affirmatively determined that Messrs. McShane, Deane, Grewal, McKenna and Ralls and Ms. Mitchell are independent directors under the applicable Nasdaq rules. In evaluating and determining the independence of the directors, the Board considered that Mr. Grewal served as Managing Director at Advent until 2021 and that Mr. McKenna served as Managing Partner at Advent until 2022. Neither Mr. McShane or Mr. Deane has been affiliated with Advent in the last five years. See – Proposal 1: Election of Directors for further biographical information for each director. The Board determined that these relationships do not impair their independence from us and our management.

CONTROLLED COMPANY EXEMPTION

Advent beneficially owns Common Stock representing more than 50% of the voting power of our Common Stock eligible to vote in the election of directors. As a result, we qualify as a “controlled company.” As a controlled company, we are not required to have a majority of independent directors on our Board, or have a compensation or nominating committee composed entirely of independent directors. However, as stated above, we have a majority of independent directors serving on our Board and our Audit Committee and Compensation, Nominating and Governance Committee are each composed entirely of independent directors.

We may choose to change our Board or committee composition or other arrangements in the future to manage our corporate governance in accordance with the controlled company exemption. If we cease to be a controlled company, we will be required to comply with Nasdaq’s corporate governance requirements applicable to listed companies, subject to a permitted “phase-in” period.

The “controlled company” exemption does not modify the independence requirements for the Audit Committee. Our Audit Committee is composed entirely of three independent directors.

DIRECTOR CANDIDATES

Each year, the Board proposes a slate of director nominees to stockholders for election at the annual meeting of stockholders. Stockholders may also recommend candidates for election to the Board, as described below. The Board has delegated the process of screening potential director candidates to the Compensation, Nominating and Governance Committee.

The Compensation, Nominating and Governance Committee is responsible for periodically reviewing with the Board the appropriate criteria that directors are required to fulfill in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the Compensation, Nominating and Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board: integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience, including but not limited to diversity of gender, ethnicity and skill.

Invitations to serve as a nominee are extended by the Board itself via the Chairman of the Board and the Chairman of the Compensation, Nominating and Governance Committee.

To facilitate the search process for director candidates, the Board and the Compensation, Nominating and Governance Committee may consult with our directors and executives and outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Compensation, Nominating and Governance Committee screens candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the criteria approved by the Board for election as director.

The Compensation, Nominating and Governance Committee values the input of stockholders in identifying director candidates. The Compensation, Nominating and Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Compensation, Nominating and Governance Committee, directors and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Compensation, Nominating and Governance Committee at: NCS Multistage Holdings, Inc., 19350 State Highway 249, Suite 600, Houston, Texas 77070, Attn: Secretary.

QUALIFICATION AND BACKGROUND OF DIRECTORS

The following table notes the breadth and variety of skills and experience, as well as background details, that each of our directors bring to the Company:

	McShane	Deane	Ralls	Mitchell	McKenna	Grewal	Nipper	Hummer
Skills and Experience
Past or present CEO	x	x	x	x	x		x	x
Past or present CFO	x		x					x
Other U.S. public company board	x		x
Oil and natural gas industry	x	x	x	x	x	x	x	x
Engineering/technology		x	x	x		x	x
Sales/marketing	x	x	x	x	x	x	x	x
International	x	x	x	x	x	x	x	x

BOARD DIVERSITY

The following table presents the diversity statistics for our Board of Directors:

Board Diversity Matrix (as of December 31, 2023)

Total Number of Directors 8
	Female	Male
Asian	—	1
White	1	6

COMMUNICATIONS WITH STOCKHOLDERS

Stockholders and other interested parties who would like to communicate with, or otherwise make his or her concerns known directly to the Chairman of the Board, the chairperson of any of the Compensation, Nominating and Governance Committee, Audit Committee, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to NCS Multistage Holdings, Inc., 19350 State Highway 249, Suite 600, Houston, Texas 77070, Attn: Chairman of the Board, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and Chief Executive Officer may be separated or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, the roles are separate, with Mr. McShane serving as Chairman of the Board (“Chair”) and Mr. Hummer as a Board member and our Chief Executive Officer. We believe that we, like many United States (U.S.) companies, are well served by a flexible leadership structure. Our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Board believes our current structure fosters effective governance and oversight of the Company, and allows the Chief Executive Officer to focus on strategic planning and execution of the organization’s day-to-day performance while the Chair leads the Board in its fundamental oversight role.

There may however be unique circumstances, such as a change in executive or Board composition or a significant strategic development, under which the Board may determine that stockholders are best served by combining the roles of Chair and Chief Executive Officer and appointing a strong lead independent director with robust duties and responsibilities. In the event that the roles of the Chief Executive Officer and Chair are combined, we anticipate that the Board would appoint a strong lead independent director with a well-defined role similar to the responsibilities undertaken by our current Chair. We also expect the Board would engage with stockholders regarding such changes to its leadership.

Our Board is responsible for overseeing our risk management process. In fulfilling this responsibility, our Board considers our general risk management strategy, assesses the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board considers specific risk topics, including risks associated with our annual operating plan, technology and capital structure in addition to market conditions and cyber security. In addition, the Board receives reports from management that includes discussion of risk and exposures involved in their respective areas of responsibility. Further, the Board is informed of developments that could affect our short-term and long-term risk profile or other aspects of our business. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure. Additionally, the Board oversees the Company’s policies and strategies relating to environmental, social and governance issues. The Company consults with outside advisors and experts to anticipate future threats and trends, as needed.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS AND EXECUTIVE SESSIONS

There were six meetings of the Board during the year ended December 31, 2023. During the year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

All directors are encouraged to attend our annual meetings of stockholders. All of the members of our Board attended the 2023 Annual Meeting of Stockholders. We anticipate that all of the members of our Board will attend the Annual Meeting this year.

The non-management directors meet regularly without members of management present in executive session. If any of the non-management directors do not qualify as an “independent director” as set forth in our Corporate Governance Guidelines, at least once a year an additional executive session is held, attended only by independent directors. Mr. McShane, as Chairman of the Board, presides over the regularly scheduled executive sessions at which he is present.

COMMITTEES OF THE BOARD

Our Board has established an Audit Committee and a Compensation, Nominating and Governance Committee. Each committee operates under a charter approved by our Board. Each committee has the composition and primary responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our Board. The charter of each committee is available on our website.

The members of each of the Board committees as of the date of this proxy statement are set forth in the following chart.

Name	Audit	Compensation, Nominating and Governance
Michael McShane (1)	Chair	X
John Deane (1)		Chair
W. Matt Ralls (1)	X	X
Valerie Mitchell (1)	X
David McKenna (1)
Gurinder Grewal (1)
Robert Nipper
Ryan Hummer

(1)	Independent director.

AUDIT COMMITTEE

The primary purposes of our Audit Committee are to assist the Board in its oversight of our accounting and financial reporting processes and compliance with legal and regulatory requirements, including (i) producing the annual report of the Audit Committee required by the rules of the SEC and (ii) the oversight of:

•	audits of our financial statements of the Company;

•	the integrity of our financial statements;

•	our processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•

the qualifications, engagement, compensation, independence and performance of our independent auditor, and the auditor’s conduct of the annual audit of our financial statements and any other services provided to the Company; and

•	the performance of our internal audit function.

Our Audit Committee is currently composed of Messrs. McShane and Ralls and Ms. Mitchell. Mr. McShane serves as the chairman. Messrs. McShane and Ralls each qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. Our Board has affirmatively determined that Messrs. McShane and Ralls and Ms. Mitchell meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Exchange Act. The Audit Committee is governed by a charter that complies with the Nasdaq rules.

The Audit Committee met five times during the year ended December 31, 2023.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

The primary purposes of our Compensation, Nominating and Governance Committee are to: (i) produce the annual report of the Compensation, Nominating and Governance Committee required by the rules of the SEC, (ii) assist the Board’s oversight of the Company’s employee compensation policies and practices, including:

•	determine and approve the compensation of our Chief Executive Officer and other executive officers;

•	review and approve incentive compensation and equity compensation policies and programs;

and (iii) assist the Board’s oversight of the Company’s governance policies and practices, including:

•	identify and screen individuals qualified to serve as directors and recommend to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•	develop, recommend to the Board and review our Corporate Governance Guidelines;

•	coordinate and oversee the annual self-evaluation of the Board and its committees; and

•	review on a regular basis our overall corporate governance of the Company and recommend improvements for approval by the Board where appropriate.

Our Compensation, Nominating and Governance Committee is currently composed of Messrs. Deane, McShane and Ralls. Mr. Deane serves as the chairman. Our Board has affirmatively determined that Messrs. Deane, McShane and Ralls meet the definition of an “independent director” for the purposes of serving on the committee under applicable Nasdaq rules. The Compensation, Nominating and Governance Committee is governed by a charter that complies with the Nasdaq rules.

The Compensation, Nominating and Governance Committee met four times during the year ended December 31, 2023.

Role of the Compensation Consultant. The Compensation, Nominating and Governance Committee has authority to retain compensation consulting firms to assist in the evaluation of executive officer and employee compensation and benefit programs. The Compensation, Nominating and Governance Committee has retained Mercer LLC (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., as its independent compensation advisor. Mercer provides an objective perspective as to the reasonableness of our executive compensation programs and practices and their effectiveness in supporting our business and compensation objectives. During 2023, Mercer advised the Compensation, Nominating and Governance Committee with respect to compensation trends and best practices, incentive plan design including competitive pay levels and individual pay decisions with respect to our directors, named executive officers and other executive officers.

In addition to executive compensation services provided to the Compensation, Nominating and Governance Committee, Mercer provided services to management which consisted primarily of compensation consulting services and insurance brokerage services. The Compensation, Nominating and Governance Committee has assessed the independence of Mercer pursuant to applicable SEC and Nasdaq rules and concluded that Mercer is independent and no conflict of interests exists.

Role of the Chief Executive Officer. Within the framework of the compensation programs approved by the Compensation, Nominating and Governance Committee and based on management’s review of market competitive positions, each year our Chief Executive Officer considers each other executive officer’s performance and makes a recommendation to the Compensation, Nominating and Governance Committee on base salary, annual bonus and equity awards for each named executive officer other than himself. The Chief Executive Officer participates in Compensation, Nominating and Governance Committee meetings at the Compensation, Nominating and Governance Committee’s request to provide background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Compensation, Nominating and Governance Committee utilizes the information provided by the Chief Executive Officer along with input from Mercer and the knowledge and experience of the Compensation, Nominating and Governance Committee’s members in making compensation decisions. The Compensation, Nominating and Governance Committee may also consult other employees, including the executive officers, when making compensation decisions, but the Compensation, Nominating and Governance Committee is under no obligation to involve the executive officers in its decision-making process. The chair of the Compensation, Nominating and Governance Committee, with input from the Chairman of the Board of Directors, recommends the Chief Executive Officer’s compensation to the Compensation, Nominating and Governance Committee in an executive session not attended by the Chief Executive Officer and the Chief Executive Officer’s compensation is approved by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information as of April 1, 2024, regarding the beneficial ownership of our Common Stock by:

•	each person or group who is known by us to own beneficially more than 5% of our Common Stock;

•	each member of our Board and each of our named executive officers identified in our Annual Report on Form 10-K for the year ended December 31, 2023; and

•	all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 2,485,708 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date, and shares of Common Stock underlying restricted stock units subject to vesting and settlement within 60 days of the Record Date, are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of capital stock held by them. Unless otherwise indicated, the address for each holder listed below is c/o NCS Multistage Holdings, Inc., 19350 State Highway 249, Suite 600, Houston, Texas 77070.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Shares
5% stockholders
Funds Affiliated with Advent (2)	1,478,426	59.5%
Tocqueville Asset Management LP (3)	133,164	5.4%
Named executive officers and directors
Ryan Hummer (4)	21,052	*
Tim Willems	17,595	*
Ori Lev (5)	4,136	*
Robert Nipper (6)	117,683	4.7%
John Deane (7)	31,881	1.3%
Michael McShane	37,156	1.5%
David McKenna	—	—
Gurinder Grewal	—	—
W. Matt Ralls	2,588	*
Valerie Mitchell	—	—
James King (8)	5,386	*
All Board members and executive officers as a group (11 persons)	238,898	9.6%

*	Represents beneficial ownership of less than 1% of our outstanding Common Stock.
(1)

This table does not include the following restricted stock units, which have vested or will vest within 60 days of the Record Date, that settle for shares of common stock on a one-for-one basis within thirty days following the earliest of (i) the termination of the person’s service for any reason or (ii) a change of control (the “delayed settlement”): Mr. Grewal—9,298, Mr. Ralls— 16,856 and Ms. Mitchell—19,212.

(2)

Includes 184,655 shares indirectly owned by Advent International GPE VII Limited Partnership, 170,906 shares indirectly owned by Advent International GPE VII-A Limited Partnership, 429,483 shares indirectly owned by Advent International GPE VII-B Limited Partnership, 136,459 shares indirectly owned by Advent International GPE VII-C Limited Partnership, 110,586 shares indirectly owned by Advent International GPE VII-D Limited Partnership, 309,435 shares indirectly owned by Advent International GPE VII-E Limited Partnership, 39,918 shares indirectly owned by Advent International GPE VII-F Limited Partnership, 39,918 shares indirectly owned by Advent International GPE VII-G Limited Partnership, 24,098 shares indirectly owned by Advent International GPE VII-H Limited Partnership, 591 shares indirectly owned by Advent Partners GPE VII Limited Partnership, 1,478 shares indirectly owned by Advent Partners GPE VII-A Limited Partnership, 14,489 shares indirectly owned by Advent Partners GPE VII-B Cayman Limited Partnership, 13,010 shares indirectly owned by Advent Partners GPE VII Cayman Limited Partnership and 3,400 shares indirectly owned by Advent Partners GPE VII-A Cayman Limited Partnership. Advent-NCS Acquisition L.P. directly owns 1,478,426 shares. The general partner of Advent-NCS Acquisition L.P. is Advent-NCS GP LLC. Advent International GPE VII Limited Partnership, Advent International GPE VII-A Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-E Limited Partnership, Advent International GPE VII-F Limited Partnership, Advent International GPE VII-G Limited Partnership, Advent International GPE VII-H Limited Partnership, Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership and Advent Partners GPE VII-A Cayman Limited Partnership collectively own 100% of Advent-NCS Acquisition L.P. in pro rata proportion to the number of shares above disclosed as owned by each fund.

Advent is the manager of Advent International GPE VII LLC, which is the general partner of Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, and Advent Partners GPE VII-B Cayman Limited Partnership; and, GPE VII GP Limited Partnership, which in turn is the general partner of Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership; and GPE VII GP (Cayman) Limited Partnership and GPE VII GP S.à r.l. which are respectively the special general partner and general partner of Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership and Advent International GPE VII-G Limited Partnership. Advent exercises voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. With respect to the shares held by the Advent Funds, a number of individuals currently composed of John L. Maldonado, David M. Mussafer and Bryan M. Taylor, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent. The address of Advent and each of the funds and other entities listed above is c/o Advent International, L.P., Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

(3)

The number of shares reported is as of December 31, 2023 and is based on a Schedule 13G filed with the SEC on February 12, 2024 by Tocqueville Asset Management LP. The Schedule 13G reports that Tocqueville Asset Management LP has sole voting power for 133,164 shares of common stock and sole dispositive power for 133,164 shares of common stock. The address of Tocqueville Asset Management LP is 40 West 57th Street, 19th Floor, New York, NY 10019.

(4)	Includes 1,950 shares of common stock that Mr. Hummer has the right to acquire upon exercise of stock options.
(5)	Includes 632 shares of common stock that Mr. Lev has the right to acquire upon exercise of stock options.
(6)	Includes 91,743 shares held by the Nipper Family Limited Partnership. Mr. Nipper exercises sole voting and investment power over the shares beneficially owned by the Nipper Family Limited Partnership.
(7)	Includes 10,731 shares held by the Deane Family Partnership Limited. Mr. Deane holds sole voting and investment power over the shares beneficially owned by the Deane Family Partnership Limited.
(8)	Mr. King left the position of Chief Technology Officer effective July 3, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions. Our Board of Directors has adopted a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our Audit Committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person or entity specified in (i), (ii) and (iii) above. The Audit Committee will review all related person transactions and, where the Audit Committee determines that such transactions are in our best interests, approve or ratify such transactions.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.

Any member of the Audit Committee who is a related person with respect to a related person transaction under review or is otherwise not disinterested will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee. Our policy also includes certain exceptions for related person transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain related person transactions.

We did not have any related person transactions between us or our subsidiaries, and our directors, executive officers and holders of more than 5% of our Common Stock in the last fiscal year.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

RYAN HUMMER

See biographical information under the heading “Proposal 1: Nominees for Class III Directors (Terms to Expire at the 2026 Annual Meeting) – Ryan Hummer” of this Proxy Statement.

TIM WILLEMS

Mr. Willems (age 62) is our Chief Operations Officer, a position he has held since May 2015. Mr. Willems previously served as our President of U.S./International Operations from January 2012 to May 2015 and Senior Vice President from April 2010 to January 2012. Mr. Willems has more than 30 years’ experience in the oil and natural gas industry, specializing in wellbore construction, completion and remediation. Sixteen of those years were spent in international markets. He has held diverse positions, including applications engineering, operations, sales and marketing, and he has held vice president positions for a major service company in U.S. and international operations and marketing. Mr. Willems received a B.S. in Petroleum Engineering from Montana College of Mineral Science and Technology.

MICHAEL MORRISON

Mr. Morrison (age 53) is our Chief Financial Officer, a position he has held since November 2022. Mr. Morrison is also our Treasurer since November 2023 and previously acted as our Treasurer from November 2022 through February 2023. Prior to joining us, Mr. Morrison served as Executive Vice President and Chief Financial Officer at ION Geophysical Corporation from February 2020 to September 2022 and Vice President of Finance and Treasurer from April 2016 to February 2020. Mr. Morrison also served in various other finance and accounting positions at ION Geophysical Corporation since 2002. Prior to 2002, Mr. Morrison was a Director of Accounting providing transaction support for an energy trading company and held a variety of positions at Deloitte & Touche, LLP, a public accounting firm. Mr. Morrison holds a B.B.A. from Texas A&M University and is a Certified Public Accountant.

ORI LEV

Mr. Lev (age 38) is our Executive Vice President, General Counsel and Secretary, a position he has held since May 2020. Mr. Lev previously served as Associate General Counsel and Assistant Secretary from February 2020 to May 2020 and Associate General Counsel from April 2017 to February 2020. Prior to joining us, Mr. Lev was with the law firm Baker Botts L.L.P. from October 2012 to April 2017, during which time he advised companies on corporate and securities matters including mergers and acquisitions, SEC filings and corporate governance. Mr. Lev has a J.D. and M.B.A. from Duke University and a B.A. in Business Economics from the University of California, Los Angeles. He is a registered Certified Public Accountant.

EXECUTIVE COMPENSATION

Overview

The discussion below includes a review of our compensation decisions with respect to 2023 and 2022 for our “named executive officers,” or “NEOs,” specifically our principal executive officer and our two other most highly compensated executive officers. Our NEOs for 2023 were:

Ryan Hummer, our Chief Executive Officer;

Tim Willems, our Chief Operations Officer;

Ori Lev; our Executive Vice President, General Counsel and Secretary; and

James King, our former Chief Technology Officer (left his executive position effective July 5, 2023).

In 2023 and 2022, our executive compensation program included a combination of base salary, annual incentive cash bonuses, restricted stock units, equivalent stock units and performance stock units. Our executive officers are also eligible to receive certain benefits, which include participation in a 401(k) plan with matching contributions, an automobile allowance for certain executive officers, life insurance and group health insurance, including medical, dental and vision insurance.

In connection with Mr. Hummer’s appointment to the office of Chief Executive Officer, on November 1, 2022, Mr. Hummer’s annual base salary was increased to $450,000. Mr. Hummer also received a grant of restricted stock units and equivalent stock units each with a grant date fair value of $386,740 and performance stock units with a grant date fair value of $913,248, which were intended to encompass both his long-term incentive award grants for his appointment to the office of Chief Executive Officer and his 2023 long-term incentive award grant. The grant date fair value of his 2023 long-term incentive awards were $225,000 restricted stock units, $225,000 equivalents stock units, and $450,000 performance stock units. On November 1, 2023, Mr. Hummer elected to temporarily reduce his base salary to $400,000.

Summary Compensation Table

The following table sets forth the compensation for 2023 and 2022 of the Company’s NEOs.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Ryan Hummer	2023	441,694	—	—	—	24,038	465,732
Chief Executive Officer(6)	2022	325,000	26,283	2,131,522	65,708	20,620	2,569,133
Tim Willems	2023	365,000	—	400,224	—	29,960	795,184
Chief Operations Officer	2022	323,959	25,952	444,794	64,881	27,820	887,406
Ori Lev	2023	296,667	—	299,032	—	12,614	608,313
EVP, General Counsel	2022	—	—	—	—	—	—
James King(7)	2023	151,154	—	299,032	—	285,698	735,884
Former Chief Technology Officer	2022	291,667	21,894	332,086	54,735	23,808	724,190

(1)

Represents annual base salary paid pursuant to the terms of each NEO’s employment agreement. See “—Employment Agreements” for a description of the NEO’s employment agreements. For Mr. King, represents annual base salary earned through his departure date.

(2)

No bonus was paid to NEOs in 2023. For 2022, represents a discretionary bonus of 10% of the target bonus under the 2022 annual cash incentive program paid to NEOs. See the “—Annual Cash Incentive Bonus” section below for more details.

(3)

Represents the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), of (a) restricted stock unit awards and equivalent stock units, which is equal to the number of shares awarded valued at the closing price of our Common Stock on the date of grant, and (b) performance stock unit awards that is based on the probable outcome of the performance condition. For Mr. Hummer, the stock awards granted in 2022 were intended to encompass both the awards in connection with promotion to the office of the Chief Executive Officer and the 2022 and 2023 long-term incentive awards.

The restricted stock units and equivalent stock units awarded in the first quarter of 2023 vest in three equal annual installments beginning February 28, 2024 and the restricted stock units and equivalent stock units awarded in the first quarter of 2022 vest in three equal annual installments beginning February 28, 2023. The restricted stock units and equivalent stock units awarded to Mr. Hummer on November 1, 2022 vest in three equal annual installments beginning November 1, 2023. The equivalent stock units settle in cash and represent the economic equivalent of one share of Common Stock, provided that the amount of cash settled for any equivalent stock unit will not exceed the maximum payout established by the Compensation, Nominating and Governance Committee, which is approximately two times the Common Stock price on or around the date of grant. In accordance with ASC 718, as the equivalent stock units are liability-classified awards, or cash settled, the compensation expense is remeasured each reporting period at fair value based upon the closing price of our Common Stock until the awards are settled.

Performance stock units provide the recipient the ability to earn shares of stock between 0% and 200% of the number of units granted based on the Company’s TSR relative to our performance peer group over a performance period of three years. The TSR is calculated using the average closing share price over the 20 trading-day period ending on the first day of the performance period and the average closing share price over the 20 trading-day period ending on the last day of the performance period. The threshold performance level (25th percentile relative TSR) starts to earn performance stock units, the mid-point performance level (50th percentile relative TSR) earns 100% of the target performance stock units and the maximum performance level (90th percentile relative TSR or greater) earns 200% of the target performance stock units. The number of shares of Common Stock to be issued is calculated by linear interpolation for performance between the threshold and mid-point and between the mid-point and maximum. The grant date fair value of the performance stock units awards in 2023 equals $0, $197,570, $147,610 and $147,610 or Messrs. Hummer, Willems, Lev and King, respectively, and in 2022 equals $1,138,136, $224,888 and $167,864 for Messrs. Hummer, Willems, and King, respectively, in each case as determined by ASC 718 and based on the probable outcome of the performance condition. If the maximum payout were to be achieved with respect to the performance stock unit awards awarded in 2023, the grant date value of such awards, computed by multiplying two times the Common Stock price on the day of the grant by the number of performance stock units granted, for Messrs. Hummer, Willems, Lev and King would be equal to $0, $268,655, $200,720 and $200,720, respectively, and in 2022, the grant date value of such awards, computed by multiplying two times the Common Stock price on the day of the grant by the number of performance stock units granted, for Messrs. Hummer, Willems, and King would be equal to $1,395,661, $270,699 and $202,059, respectively.

(4)

For 2023, no cash incentives were earned by the NEOs under our cash incentive program. For 2022, represents cash incentives earned pursuant to our annual incentive bonus program earned at a level between the minimum level and the target level by the NEOs. See the “—Annual Cash Incentive Bonus” section below for more details.” For the fiscal year 2023, the target cash incentive bonus for each of Messrs. Hummer, Willems, Lev and King, respectively, were 100%, 80%, 65% and 75% of base salary.

(5)

For Mr. King, this includes the severance obligations accrued for in 2023 related to the termination benefits set forth in his employment agreement. These severance obligations include his pro-rata payments in lieu of base salary and target bonus totaling $260,713 and the cash payment related to the premiums that would be associated with coverage COBRA of $10,957. Additional severance payments for Mr. King will be made through July 2024 in accordance with his employment agreement term. See the “—Employment Agreements” section below for more details.” Includes the following for 2023:

Name	Automobile Allowance ($)	401(k) Matching and Contributions ($)	Total ($)
Ryan Hummer	12,960	11,078	24,038
Tim Willems	17,760	12,200	29,960
Ori Lev	—	12,614	12,614
James King	6,480	7,549	14,029

(6)	Amounts reflect compensation for service as the Chief Financial Officer through October 31, 2022. Mr. Hummer became Chief Executive Officer, effective November 1, 2022.
(7)	Mr. King left his position effective July 3, 2023.

Outstanding Equity Awards as of December 31, 2023

The following table sets forth certain information about outstanding equity awards held by our NEOs as of December 31, 2023.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Ryan Hummer	1,950	—	191.2	7/1/2024	10,940	195,279	24,622	439,503
Tim Willems	—	—	—	—	4,789	85,484	10,306	183,962
Ori Lev	632	—	340	4/27/2027	3,847	68,669	8,619	153,849
James King	—	—	—	—	3,933	70,204	8,776	156,652

(1)

For Mr. Hummer, includes 1,633 restricted stock units which vested on February 28, 2024, 854 restricted stock units which vest on February 28, 2025 and 8,453 restricted stock units which vest in two equal annual installments beginning on November 1, 2024. For Messrs. Willems, Lev and King, respectively includes 2,193, 1,880, and 1,923 restricted stock units which vested on February 28, 2024, 1,678, 1,281 and 1,324 restricted stock units which vest on February 28, 2025 and 918, 686 and 686 restricted stock units which vest on February 28, 2026.

(2)	Value calculated as the number of shares or units multiplied by $17.85, the closing price of our Common Stock on December 29, 2023, the last trading day of the calendar year.
(3)

Assumes a target award payout for the performance stock units granted. For Messrs. Hummer, Willems, Lev and King, respectively, the 3,155, 2,719, 2,198 and 2,355 performance stock units granted in the first quarter of 2022 will settle for between zero and two shares of Common Stock in the first quarter of 2025; for Mr. Hummer, the 18,442 performance stock units granted on November 1, 2022 will settle for between zero and two shares of Common Stock in the first quarter of 2026; and, for Messrs. Willems, Lev and King, respectively, the 5,485, 4,098 and 4,098 performance stock units granted in the first quarter of 2023 will settle for between zero and two shares of Common Stock in the first quarter of 2026. During the first quarter of 2024, the Compensation, Nominating and Governance Committee certified the performance of the 3,025, 2,102, 2,323 and 2,323 performance stock units granted in 2021 to Messrs. Hummer, Willems, Lev and King, respectively, was below the minimum threshold performance and thus zero shares of Common Stock were settled for those awards. See footnote (2) to the Summary Compensation Table for additional details regarding the performance stock units.

Employment Agreements

We are currently party to employment agreements with each of our NEOs. The material provisions of each such agreement are described below.

On July 27, 2022 we entered into an amended and restated employment agreement with Ryan Hummer, our Chief Executive Officer, which restated, effective as of November 1, 2022, Mr. Hummer’s prior employment agreement dated on August 3, 2017. On August 3, 2017, we entered into employment agreements with Tim Willems, our Chief Operations Officer, on August 10, 2017, we entered into an employment agreement with James King, our former Chief Technology Officer, and on October 27, 2020, we entered into an employment agreement with Ori Lev, our Executive Vice President, General Counsel and Secretary (each of Messrs. Hummer, Willems, Lev and King, an “Executive”). The agreements provide for an initial term of three years which will automatically renew at the end of such period for additional one year-terms. The agreements provide that the Executives will receive an annualized base salary subject to review by our Board (as of December 31, 2023, the annual base salary was $400,000 for Mr. Hummer, $365,000 for Mr. Willems and $300,000 for Mr. Lev). The agreements also provide that the Executives are eligible to receive annual bonuses with targets of 100%, 80% and 65% of base salary for each of Messrs. Hummer, Willems, and Lev, respectively, and up to a maximum bonus of 200% of base salary for each Executive, based on achievement of annual performance targets established by the Board each year. Upon the effective date that Mr. King left his position as Chief Technology Officer, he became entitled to the severance payments and unvested equity awards continue to vest as more fully described below with regards to an Executive termination without cause.

Either we or the Executive may terminate the agreement at any time upon written notice. We may terminate the Executive’s employment for death, disability, for cause, without cause or upon the close of business on the last day of the term of the employment agreement by giving notice of non-renewal of the agreement 90 days prior to the expiration of the term. The Executive may resign following a good reason event or without a good reason event.

If we terminate an Executive’s employment without cause, the Executive resigns following a good reason event or we elect not to renew the employment agreement at the end of the term, then, in addition to any accrued but unpaid base salary and accrued but unpaid annual bonus for the year prior to the year of termination, we must provide the Executive with, subject to Executive’s execution of a release of claims, such release becoming effective and Executive’s continued compliance with the restricted covenants contained in the agreement, (i) one (1) times (two (2) times in the case of Mr. Hummer) the sum of (A) base salary and (B) the Executive’s target bonus, payable over the twelve-month period following the date of the termination; (ii) a lump sum payment equal to the pro-rated annual bonus the Executive would have received for the year of termination, based on actual performance for such year; (iii) continued vesting of unvested equity awards in accordance with the applicable existing vesting schedules; and (iv) subject to the Executive’s timely election for coverage under COBRA, a cash payment equal to the full premium for actively employed executives for up to 24 months. If such termination of employment occurs within 24 months following a Change of Control (as defined in the employment agreements), in addition to any accrued but unpaid base salary and accrued but unpaid annual bonus for the year prior to the year of termination, in lieu of the benefits described above, we must provide the Executive with, subject to Executive’s execution of a release of claims, such release becoming effective and Executive’s continued compliance with the restricted covenants contained in the agreement, (i) two (2) times (three (3) times in the case of Mr. Hummer) the sum of (A) base salary and (B) the Executive’s target bonus, payable over the twelve-month period following the date of the termination; (ii) a lump sum payment equal to the pro-rated annual bonus the Executive would have received for the year of termination, based on actual performance for such year; (iii) full vesting of unvested equity awards; and (iv) subject to the Executive’s timely election for coverage under COBRA, a cash payment equal to the full premium for actively employed executives for up to 24 months. In addition, any cash severance payable to an Executive will be calculated based on the greater of the Executive’s base salary prior to any salary reduction or the then-current base salary at the time of termination.

If an Executive’s employment is terminated as a result of death, disability, voluntary resignation other than following a good reason event, or by us for cause, the Executive shall be entitled to receive accrued but unpaid base salary through the date of termination and any accrued but unpaid annual bonus for the year prior to the year of termination. In addition, if the Executive’s employment terminates as a result of death or disability, the Executive or Executive’s legal representatives shall be entitled to a lump sum amount equal to the pro-rated annual bonus the Executive would have received for the year of termination, based on actual performance.

For purposes of the agreements, good reason event means, without an Executive’s consent, (i) any material diminution in Executive’s responsibilities, authorities, title, reporting structure or duties, (ii) any material reduction in Executive’s base salary or target annual bonus opportunity (except in the event of an across the board reduction in base salary or target annual bonus opportunity of up to 10% applicable to substantially all of our senior executives), (iii) a relocation of Executive’s principal place of employment by more than 50 miles from the location on the effective date of the agreement and such place is more than 50 miles from Executive’ principal residence, or (iv) a material breach by us of any provisions of the agreement; provided that Executive has given us written notice of such event within 60 days following the occurrence of such event and we do not cure the event within 60 days following such notice. For purposes of the agreements, cause means (i) Executive’s indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) Executive’s continued failure to materially perform Executive’s duties under the employment agreement (for any reason other than illness or physical or mental incapacity) or a material breach of fiduciary duty, (iii) Executive’s theft, fraud, or dishonesty with regard to us or any of our affiliates or in connection with Executive’s duties, (iv) Executive’s material violation of our code of conduct or similar written policies, (v) Executive’s willful misconduct unrelated to us or any of our affiliates having, or likely to have, a material negative impact on us or any of our affiliates (economically or its reputationally), (vi) an act of gross negligence or willful misconduct by the Executive that relates to our or any of our affiliates affairs, or (vii) material breach by Executive of any provisions of the employment agreement.

The agreements include perpetual confidentiality provisions, a company non-disparagement provision, as well as provisions relating to non-competition and non-solicitation that apply during employment and for one year following a termination of employment.

Potential Payments upon Termination of Employment or Termination Following a Change of Control

Our NEOs are entitled to receive severance payments and acceleration and/or continued vesting of unvested equity awards upon termination of employment by us other than for cause or by the NEO for good reason or a change of control. See “—Employment Agreements” for a description of these potential payments upon termination of employment.

Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation (“NQDC”) Plan provides an income deferral opportunity for executive officers and certain managers of the Company who qualify for participation. The NQDC Plan is unfunded, but we may elect to set aside funds in a Rabbi trust to cover the benefits under the plan, though such funds remain subject to the claims of our creditors.

Participants in the NQDC Plan may make an advance election each year to defer up to 80% of their base salary, bonus and commissions. Participants are immediately 100% vested in their benefits under the NQDC Plan.

Participants may choose from a variety of investment choices to invest their deferrals over the deferral period. Participants earn a rate of return on their NQDC Plan account that approximates the rate of return that would be provided by certain specified mutual funds that participants may designate from a list of available funds.

Benefits are paid in either a lump-sum or in equal annual installments over various timeframes provided by the NQDC Plan, as elected by the participant. Generally, benefits that are due as a result of a termination of service commence or are paid after termination. However, only participants with at least 5 years of service at termination will be eligible to receive or continue receiving installment distributions following termination.

On December 18, 2023, we terminated the NQDC plan. The Company is required to pay participants their account balances, including any subsequent income or loss on investments earned after the date of termination and payout, between one to two years post termination of the plan.

Annual Cash Incentive Bonus

We offer our NEOs the opportunity to earn annual cash incentive awards to compensate them for attaining short-term Company goals. Each NEO has an annual target bonus that is expressed as a percentage of his annual base salary, as discussed above in “—Employment Agreements.”

Our annual cash incentive awards are intended to be performance-based and, for 2022 and 2023, were determined based upon the performance criteria of Adjusted EBITDA and contained a minimum level requirement whereby if the minimum level is not met, there would be no annual cash incentive award earned. The 2022 and 2023 annual cash incentive bonus programs were approved by the Compensation, Nominating and Governance Committee.

For 2023, the Company’s annual cash incentive bonus was measured based on the generation of Adjusted EBITDA for the year as well as a personal performance component, which depended on the executive’s achievement of personal goals. The annual cash incentive bonus also contained a minimum Adjusted EBITDA level requirement whereby if the minimum level is not met, there would be no annual cash incentive award earned, and a maximum level cap of 200% of the target bonus. For 2023, the Company did not meet the minimum level requirement, and thus no annual cash incentive award earned by executives.

For 2022, our annual cash incentive bonus was structured as a stretch profit-sharing plan, where bonus payments above the minimum 25% level only occurred when the Company exceeded the budgeted Adjusted EBITDA set at the beginning of the year. Despite a meaningful improvement in the Company’s business from the prior year and the Company’s Adjusted EBITDA performance approximately the budgeted amount, as a result of the bonus structure for the year, our named executive officers earned 25% of the target annual cash incentive bonus. To retain and motivate employees, as well as reward them for the achievement of performance at the Adjusted EBITDA target, the Board of Directors approved a discretionary bonus to be paid to all employees of an additional 10% of the target bonus under the 2022 annual cash incentive program.

Pay Versus Performance

The following table sets forth the information that shows the relationship between compensation and performance for 2023, 2022 and 2021 of the Company’s NEOs. The following table includes two principal executive officers, Mr. Nipper, who retired from his position as Chief Executive Officer on November 1, 2022, and Mr. Hummer, our former Chief Financial Officer who became Chief Executive Officer on the same date.

Year	Summary Compensation Table Total for Ryan Hummer (current CEO) ($)(1)	Compensation Actually Paid for Ryan Hummer (current CEO) ($)(2)	Summary Compensation Table Total for Robert Nipper (former CEO) ($) (3)	Compensation Actually Paid for Robert Nipper (former CEO) ($)(4)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(5)	Average Compensation Actually Paid for Non-CEO NEOs ($)(6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(7)	Net Loss Attributable to the Company ($)(8)
2023	465,732	(312,005)	—	—	713,127	463,383	79.30	(3,153,000)
2022	2,569,133	1,554,489	1,369,873	(229,117)	805,798	204,665	111.06	(1,102,000)
2021	—	—	1,318,360	1,488,459	773,376	832,337	128.79	(4,734,000)

(1)

Represents the amounts of total compensation reported for Mr. Hummer (our Chief Executive Officer) for each of the corresponding years in the “Total” column of the Summary Compensation Table which reflects compensation as our Chief Financial Officer through October 31, 2022 and as our Chief Executive Officer beginning November 1, 2022.

(2)

The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Hummer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hummer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Hummer’s 2023 and 2022 total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total	Reported Value of Stock Awards ($)(a)	Stock Award Adjustments ($)(b)	Compensation Actually Paid ($)
2023	465,732	—	(777,737)	(312,005)
2022	2,569,133	(2,131,522)	1,116,878	1,554,489

a.	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
b.	The amounts deducted or added in calculating the stock award adjustments are as follows:

Year	Year End Fair Value of Stock Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Stock Awards ($)	Change in Fair Value of Vested Stock Awards Compared to Prior Year ($)	Fair Value at the End of Prior Year Stock Awards that Failed to Meet Vesting Conditions in the Year ($)
2023	—	(614,502)	(99,286)	(63,949)
2022	1,587,334	(101,172)	69,713	(438,997)

(3)	Represents the amounts of total compensation reported for Mr. Nipper (our former Chief Executive Officer) for each of the corresponding years in the “Total” column of the Summary Compensation Table.
(4)

The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Nipper, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Nipper during the applicable year.

(5)

Represents the average of the amounts reported for the Company’s NEOs as a group (excluding our Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each NEO included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Messrs. Willems, Lev and King were the Chief Operations Officer (COO), Executive Vice President, General Counsel (GC) and former Chief Technology Officer (CTO), respectively, (ii) for 2022, Messrs. Willems and King were the Chief Operations Officer (COO) and Chief Technology Officer (CTO), respectively; and (iii) for 2021, Messrs. Hummer and Willems were the Chief Financial Officer (CFO) and Chief Operations Officer (COO), respectively.

(6)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our Chief Executive Officer), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs (excluding our Chief Executive Officer) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the NEOs (excluding out Chief Executive Officer) listed in footnote (5) above total compensation each year to determine the compensation actually paid as group:

Year	Reported Summary Compensation Table Total	Reported Value of Stock Awards ($)(a)	Stock Award Adjustments ($)(b)	Compensation Actually Paid ($)
2023	713,127	(332,763)	83,019	463,383

a.	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
b.	The amounts deducted or added in calculating the stock award adjustments are as follows:

Year	Year End Fair Value of Stock Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Stock Awards ($)	Change in Fair Value of Vested Stock Awards Compared to Prior Year ($)	Fair Value at the End of Prior Year Stock Awards that Failed to Meet Vesting Conditions in the Year ($)
2023	210,236	(75,432)	(4,234)	(47,551)

(7)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)	Reflects the amount of net income or loss reported in the Company’s audited financial statements for the applicable year.

The Company’s compensation program for its named executive officers has been thoughtfully designed to support the Company’s long-term business strategies and drive creation of stockholder value. The Company’s annual cash incentive bonus was measured based on the generation of Adjusted EBITDA, a measure of profitability, for the year as well as a personal performance component, which depended on the executive’s achievement of personal goals. The annual cash incentive bonus contained a minimum level requirement whereby if the minimum level is not met, there would be no annual cash incentive award earned, and a maximum level cap of 200% of the target bonus. The Company’s long-term incentive awards consist of restricted stock units, equivalent stock units and performance stock unit awards, which reward the named executive officers for financial returns, absolute stock price appreciation, and relative shareholder return performance. Performance stock units are tied to the Company’s TSR relative to the performance peer group over a performance period of three years.

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hummer, our current Chief Executive Officer, and Mr. Nipper, our former Chief Executive Officer, is aligned with the Company’s cumulative TSR for the two-year period where they served in such office. The average amount of compensation actually paid to the Company’s NEOs as a group (excluding the Chief Executive Officer) is impacted by the Company’s cumulative TSR but it is not strongly correlated. The relative alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to the NEOs is comprised of equity awards, where the value of the award is either directly based on absolute stock appreciation, in the case of restricted stock units and equivalent stock units, or relative shareholder return, in the case of performance stock units, that is less impacted by absolute Company TSR. However, this alignment is tempered because the change in fair value of performance stock unit awards is largely dependent on the relative shareholder return versus a peer group, which could mean that the value of the award increases even when Company TSR decreases.

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hummer, our current Chief Executive Officer, Mr. Nipper, our former Chief Executive Officer, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the Chief Executive Officer) is not positively correlated with the Company’s net income over the three years presented in the table. The reason these measures were not positively correlated is because (i) the compensation actually paid is more dependent on the Company’s absolute TSR, as shown above which was negative during the time period and (ii) even though net income is generally correlated with Adjusted EBITDA, which is used to determine the annual cash incentive bonus, in 2022, the Company’s annual cash incentive bonus was structured as a stretch profit-sharing plan, where bonus payments above the minimum 25% level only occurred when the Company exceeded the budgeted Adjusted EBITDA set at the beginning of the year. Thus, despite a meaningful improvement in the Company’s business from the prior year, our named executive officers were awarded 35% of the target annual cash incentive bonus.

Executive Officer and Director Stock Ownership Requirements

To further align the interests of our directors and executive officers with the long-term interests of stockholders, our Board has adopted Common Stock Ownership Guidelines (“Stock Ownership Guidelines”) that require our executive officers and non-employee directors to own a specified amount of common stock shares, set at a multiple of the directors’ base annual cash retainer or the officers’ base annual salary, in each case, in effect as of March 31 of each applicable year. The ownership levels required under the Stock Ownership Guidelines are as follows:

Role	Multiple
Non-Employee Director	5x
Chief Executive Officer	5x
Chief Operations Officer	3x
Chief Financial Officer	3x
Executive Vice President, General Counsel	1.6x

All individuals covered by the Stock Ownership Guidelines are expected to reach the requisite level of target ownership within five years of March 1, 2018, if covered by the policy on such date, or within five years of becoming subject to the policy. In connection with any promotion, the individual will have five years from the date of promotion. Actual shares of stock, restricted stock units (including vested deferred stock units), and earned but unvested performance stock units are counted in satisfying the Stock Ownership Guidelines. Shares issuable upon exercise of unexercised stock options and unearned performance stock units are not counted. An officer who is not in compliance with the policy may only sell shares to pay the applicable taxes related to an award of restricted stock units or performance stock units, as applicable. Each of our directors and named executive officers subject to the requisite level of target ownership currently satisfies the stock ownership requirements set forth in the policy. Pursuant to the Stock Ownership Guidelines, if an executive or director has satisfied the policies’ requirements on a prior determination date, the individual will be deemed to be in compliance for future determination dates as long as the individual owns at least as many securities eligible to be counted as the individual was required to own for compliance at the prior evaluation date when in compliance. Given the significant value of shares required to be held, we believe the policy is effective in aligning the interests of our directors and executive officers with those of our stockholders.

Director Compensation

Directors who are employed by us or who are or were a managing partner of Advent are not eligible to receive compensation for their service on our Board. All other members of our Board who are newly elected received a one-time stock option or restricted stock unit grant upon their election to the Board and all other members of our Board who are not full-time investment professionals of Advent receive annual grants of restricted stock units. In addition, we pay annual director, committee and per meeting fees. All of our directors are also reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and other Board-related activities.

In 2023, we paid our eligible directors a quarterly retention fee of $15,625. Such directors also received an annual award of restricted stock units in an amount of $125,000, which vests on approximately the one-year anniversary of the grant date and, at the director’s election, may be subject to delayed settlement. The chair of the Audit Committee and the chair of the Compensation, Nominating and Governance Committee each received an additional quarterly fee of $4,500. The Chairman of the Board also received an additional $12,500 quarterly fee.

We reimburse our directors for certain expenses incurred in connection with attending Board and committee meetings as well as other related events, including travel, hotel accommodations, meals and other incidental expenses for the directors. The compensation for our directors who were not employees for fiscal 2023 was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael McShane	112,500	126,197	238,697
John Deane	80,500	126,197	206,697
Matthew Fitzgerald	80,500	126,197	206,697
Gurinder Grewal	62,500	126,197	188,697
David McKenna	—	—	—
W. Matt Ralls	62,500	126,197	188,697
Valerie Mitchell	62,500	126,197	188,697
Robert Nipper	62,500	126,197	188,697

(1)

Represents the aggregate grant date fair value for restricted stock units granted in 2023, determined in accordance with ASC 718. The grant date fair value of the restricted stock units granted to Messrs. McShane, Deane, Fitzgerald, Grewal, Ralls and Nipper and Ms. Mitchell was $24.49.

(2)

As of December 31, 2023, each director who was not an employee for fiscal 2023 had the following number of outstanding RSUs: Mr. McShane—5,153, Mr. Deane—5,153, Mr. Fitzgerald—16,856, of which 11,703 were fully vested, Mr. Ralls—16,856, of which 11,703 were fully vested, Ms. Mitchell—19,212, of which 14,059 were fully vested, Mr. Grewal—9,298, of which 4,145 were fully vested, and Mr. Nipper—10,347.

Equity Incentive Plans

We maintain one equity incentive plan for the benefit of our employees, directors and other service providers. Previously, we maintained the 2012 Equity Incentive Plan, as amended and restated on each of February 6, 2015 and July 1, 2016 (the “2012 EIP”), which expired on December 20, 2022 and pursuant to which no further awards will be granted, provided that any outstanding awards issued thereunder will remain outstanding in accordance with the terms of the applicable award agreement.

The 2017 EIP was initially adopted in connection with our initial public offering and reapproved by shareholders in 2022 and provides for awards of stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock awards and performance awards. Awards under the 2017 EIP may be granted to any employee, non-employee director, consultant or other personal service provider to the Company or any of our subsidiaries. The 2017 EIP is administered by a plan administrator, which is the Compensation, Nominating and Governance Committee or such other committee of the Board or the Board as a whole, in each case as determined by the Board.

Employee Stock Purchase Plans

We maintain Employee Stock Purchase Plans for U.S. and non-U.S. employees. The purpose of the Employee Stock Purchase Plans was to provide employees with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of our Common Stock. In general, all employees of the Company and certain subsidiaries were eligible to participate in the Employee Stock Purchase Plan applicable to their jurisdiction, subject to certain exceptions for employees who had been employed for less than 30 days, whose customary employment is for less than 20 hours per week or whose customary employment is for not more than five months in a calendar year. The Employee Stock Purchase Plans for U.S. and non-U.S. employees were indefinitely suspended for offering periods beginning on or after July 1, 2019.

OTHER ITEMS

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation, Nominating and Governance Committee during 2023 were Messrs. Deane, McShane and Ralls. During 2023, none of our executive officers served (i) as a member of the compensation, nominating and governance committee or board of directors of another entity, where one of whose executive officers served on our compensation, nominating and governance committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 19350 State Highway 249, Suite 600, Houston, Texas 77070 in writing not later than December 11, 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than the close of business on January 23, 2025 and no later than the close of business on February 22, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 23, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the 2025 Annual Meeting of Stockholders or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition to complying with the requirements set forth in our Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025. The notice should be addressed to our General Counsel.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, email and facsimile by members of our Board of Directors or by officers and other employees, none of whom who will be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

NCS MULTISTAGE HOLDINGS, INC.’S ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 1, 2024, without charge upon written request addressed to:

NCS Multistage Holdings, Inc.

19350 State Highway 249, Suite 600

Houston, Texas 77070

Attn: Secretary

A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our 2023 Annual Report with your 16-digit control number at www.proxyvote.com. You also may access this Proxy Statement, our 2023 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, at the Investors page of our Internet website at http://ir.ncsmultistage.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Ori Lev

Executive Vice President, General Counsel and Secretary

Houston, TX

April 10, 2024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors to serve until the 2027 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Michael McShane 02) Gurinder Grewal 03) Valerie Mitchell

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000638992_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

NCS MULTISTAGE HOLDINGS, INC.
Annual Meeting of Stockholders
May 23, 2024, 9:00 AM, Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ryan Hummer, Michael Morrison and Ori Lev, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NCS MULTISTAGE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time on May 23, 2024 at 19350 State Highway 249, Suite 600, Houston, Texas 77070, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

0000638992_2 R1.0.0.6

Continued and to be signed on reverse side